CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in the foregoing Registration Statement on Form S-1/A (File No. 333-191618) of our report dated June 2, 2017 relating to the balance sheets of ADM Endeavors, Inc. as of December 31, 2016, and 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows for the two-year period ended December 31, 2016. I also consent to the reference to my Firm under the caption “Experts” in the Registration Statement.

/s/ Soles, Heyn & Company LLP

Soles, Heyn & Company LLP

West Palm Beach, Florida

December 19, 2017